                                                                    Exhibit 99.4

                             STARMEDIA NETWORK, INC.

                                 1998 STOCK PLAN

                FORM OF STOCK OPTION AGREEMENT -- EARLY EXERCISE

      Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.    NOTICE OF STOCK OPTION GRANT

      The undersigned Optionee has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:


      Grant Number

      Date of Grant

      Vesting Commencement Date

      Exercise Price per Share

      Total Number of Shares Granted

      Total Exercise Price

      Type of Option:                        / / Incentive Stock Option

                                             /_/ Nonstatutory Stock Option

      Term/Expiration Daze:

      Vesting Schedule:


      The shares subject to this Option shall vest according to the following schedule:

      1/3 of the Shares subject to the Option shall vest twelve months after Commencement Date, and 1/36 of the Shares subject to the Option shall vest thereafter, subject to Optionee's continuing to be a Service Provider on such dates.

OPTIONEE                                STARMEDIA NETWORK, INC.

/s/
-----------------------------           --------------------------------
                                        By


                                        VP, Finance & Admin.
-----------------------------           --------------------------------
Print Name                              Title




                                      -6-